UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

Stericycle, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois 60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please refer to Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2015, we entered into a note purchase agreement (the “note purchase agreement”) with 24 institutional purchasers pursuant to which we will issue and sell to the purchasers $200,000,000 of our new seven-year 2.67% unsecured senior notes (the “Series A notes”) and $100,000,000 of our new eight-year 2.74% unsecured senior notes (the “Series B notes,” and together with the Series A notes, the “notes”).
Closing of the issuance and sale of the notes is subject to the terms and conditions of the note purchase agreement and is anticipated to occur on or about July 1, 2015.
If and when issued, the Series A notes will bear interest at the fixed rate of 2.67% per annum, and the Series B notes will bear interest at the fixed rate of 2.74% per annum. Interest will be payable in arrears semi-annually on January 1 and July 1 beginning on January 1, 2016. The principal of the Series A notes will be payable at the maturity of the notes on July 1, 2022, and the principal of the Series B notes will be payable at the maturity of the notes on July 1, 2023. The notes will be unsecured obligations.
We will apply the proceeds from the sale of the notes to reduce our borrowings under our revolving credit facility and for general corporate purposes.
The notes will contain customary events of default, including our failure to pay any principal, interest or other amount when due, our violation of our affirmative or negative covenants, or a breach of our representations and warranties. Upon the occurrence of an event of default, payment of the notes may be accelerated by the holders of the notes.
A copy of the note purchase agreement (which includes the form of the Series A notes as Exhibit 1(a) and the form of the Series B notes as Exhibit 1(b)) is filed with this report as Exhibit 10.1.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits
The following exhibit is filed with this report:

10.1
Note Purchase Agreement dated as of April 30, 2015 entered into by Stericycle, Inc., as issuer and seller, and New York Life Insurance Company, New York Life Insurance and Annuity Corporation, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2), The Northwestern Mutual Life Insurance Company, The Northwestern Life Insurance Company for its Group Annuity Separate Account, State Farm Life Insurance Company, State Farm Life and Accident Assurance Company, Thrivent Financial for Lutherans, AXA Equitable Life Insurance Company, Great-West Life & Annuity Insurance Company, the Guardian Life Insurance Company of America, Metropolitan Life Insurance Company, MetLife Insurance Company USA, General American Life Insurance Company, First MetLife Investors Insurance Company, MetLife Insurance K.K., Nationwide Life Insurance Company, RiverSource Life Insurance Company, RiverSource Life Insurance Company, RiverSource Life Insurance Co. of New York, Life Insurance Company of the Southwest, State of Wisconsin Investment Board, Catholic Financial Life, GuideOne Mutual Insurance Company and GuideOne Property & Casualty Insurance Company.

This exhibit omits all or portions of the schedules and exhibits that are listed following the table of contents in the note purchase agreement. We will furnish a copy to the U.S. Securities and Exchange Commission of any omitted schedule or exhibit, or omitted portion, supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2015	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer